                                                                   Exhibit 10.50


SLB/CS(R070101)4122182001 *LEAS8760*
PROCESSING EQUIPMENT SCHEDULE
SCHEDULE NO. 001
DATED THIS ____________
TO MASTER LEASE AGREEMENT
DATED AS OF ____________________
Lessor & Mailing Address:
General Electric Capital Corporation
1000 Windward Concourse Suite 403
Alpharetta, GA 30005

Lessee & Mailing Address:
Star Scientific, Inc.
801 Liberty Way
Chester, VA 23836

This Schedule is executed pursuant to, and incorporates by reference the terms and conditions of, and capitalized terms not defined herein shall have the meanings assigned to them in, the Master Lease Agreement identified above ("Agreement" said Agreement and this Schedule being collectively referred to as "Lease"). This Schedule, incorporating by reference the Agreement, constitutes a separate instrument of lease.

A. Equipment: Subject to the terms and conditions of the Lease, Lessor agrees to Lessee the Equipment described below (the "Equipment").

                                                                                      Model and
Number            Capitalized                  Manufacturer          Serial           Type of
of Units          Lessor's Cost                                      Number           Equipment
*1                $532,429.00*                 Fette                 659              P3200 TSC
                                                                                      Double-Sided
                                                                                      Rotary Press
**                $1,267,580.00*               All-Fill                               Moist Snuff
                                                                                      Filling System
*                 $1,647,510.00*               All-Fill                               Packaging Line

2 Complete Tobacco Lines more fully described in Exhibit 1 attached together with (a) all machinery, equipment, tooling, components, attachments, parts, fittings, accessories, replacements, upgrades, now existing or hereafter becoming a part thereof and (b) to the extent related to any Line including all additions, attachments, accessories and accessions thereto, and any and all substitutions, replacements or exchanges therefor, and all insurance and/or other proceeds thereof by and between Lessee and Lessor whether now owned or hereafter acquired.

Equipment referenced above is located at the following locations *168 Duckworth Dr., Chase City, Mecklenberg County, VA 23924

**16 South Market St., Petersburg, Petersburg (Ind. City), VA 23803

B. Financial Terms

1. Advance Rent (if any): $109,870.70
2. Capitalized Lessor's Cost: $3,447,519.00
3. Basic Term (No. of Months): 60 Months
4. Basic Term Lease Rate Factor: .01593475
5. Basic Term Commencement Date: July 1, 2001
6. Lessee Federal Tax ID No.: 521402131
7. Last Delivery Date: July 1, 2001
8. Daily Lease Rate Factor: .00072001

9. First Termination Date: Thirty-six (36) months after the Basic Term Commencement Date.

10. Interim Rent: For the period from and including the Lease Commencement Date to but not including the Basic Term Commencement Date ("Interim Period"), Lessee shall pay as rent ("Interim Rent") for each unit of Equipment, the product of the Daily Lease Rate Factor times the Capitalized Lessor's Cost of such unit times the number of days in the Interim Period. Interim Rent shall be due on the Lease Commencement Date.

11. Basic Term Rent: Commencing on July 1, 2001 and on the same day of each month thereafter (each, a "Rent Payment Date") during the Basic Term, Lessee shall pay as rent ("Basic Term Rent") the product of the Basic Term Lease Rate Factor times the Capitalized Lessor's Cost of all Equipment on this Schedule.

C. Tax Benefits Depreciation Deductions:

1. Depreciation method is the 200% declining balance method, switching to straight line method for the 1st taxable year for which using the straight line method with respect to the adjusted basis as of the beginning of such year will yield a larger allowance.

2. Recovery Period: 7 years.

3. Basis: 100% of the Capitalized Lessor's Cost.

D. Property Tax

APPLICABLE TO EQUIPMENT LOCATED IN VIRGINIA: Lessee agrees that it will not list any of such Equipment for property tax purposes or report any property tax assessed against such Equipment until otherwise directed in writing by Lessor. Upon receipt of any property tax bill pertaining to such Equipment from the appropriate taxing authority, Lessor will pay such tax and will invoice Lessee for the expense. Upon receipt of such invoice, Lessee will promptly reimburse Lessor for such expense. Lessor may notify Lessee (and Lessee agrees to follow such notification) regarding any changes in property tax reporting and payment responsibilities.

E. Article 2A Notice

IN ACCORDANCE WITH THE REQUIREMENTS OF ARTICLE 2A OF THE UNIFORM COMMERCIAL CODE AS ADOPTED IN THE APPLICABLE STATE, LESSOR HEREBY MAKES THE FOLLOWING DISCLOSURES TO LESSEE PRIOR TO EXECUTION OF THE LEASE, (A) THE PERSON(S) SUPPLYING THE EQUIPMENT IS Fette America, Inc., All Fill, and Richmond Plastics Inc. (THE "SUPPLIER(S)"), (B) LESSEE IS ENTITLED TO THE PROMISES AND WARRANTIES, INCLUDING THOSE OF ANY THIRD PARTY, PROVIDED TO THE LESSOR BY SUPPLIER(S), WHICH IS SUPPLYING THE EQUIPMENT IN CONNECTION WITH OR AS PART OF THE CONTRACT BY WHICH LESSOR ACQUIRED THE EQUIPMENT AND (C) WITH RESPECT TO SUCH EQUIPMENT, LESSEE MAY COMMUNICATE WITH SUPPLIER(S) AND RECEIVE AN ACCURATE AND COMPLETE STATEMENT OF SUCH PROMISES AND WARRANTIES, INCLUDING ANY DISCLAIMERS AND LIMITATIONS OF THEM

OR OF REMEDIES. TO THE EXTENT PERMITTED BY APPLICABLE LAW, LESSEE HEREBY WAIVES ANY AND ALL RIGHTS AND REMEDIES CONFERRED UPON A LESSEE IN ARTICLE 2A AND ANY RIGHTS NOW OR HEREAFTER CONFERRED BY STATUTE OR OTHERWISE WHICH MAY LIMIT OR MODIFY ANY OF LESSOR'S RIGHTS OR REMEDIES UNDER THE DEFAULT AND REMEDIES SECTION OF THE AGREEMENT.

F. Stipulated Loss and Termination Value Table*

# of base payments           termination value % of cost          stipulated loss value % of cost
1                            102.076                              106.007
2                            101.198                              105.110
3                            100.301                              104.194
4                            99.384                               103.258
5                            98.453                               102.307
6                            97.504                               101.339

7                            96.540                               100.355
8                            95.559                               99.356
9                            94.564                               98.341
10                           93.550                               97.308
11                           92.519                               96.257
12                           91.468                               95.187
13                           90.400                               94.099
14                           89.315                               92.995
15                           88.212                               91.873
16                           87.090                               90.732
17                           85.952                               89.575
18                           84.795                               88.398

19                           83.620                               87.203

20                           82.428                               85.992
21                           81.219                               84.764
22                           79.995                               83.521
23                           78.756                               82.262
24                           77.500                               80.987
25                           76.229                               79.697
26                           74.941                               78.389
27                           73.637                               77.066
28                           72.316                               75.726
29                           70.979                               74.370
30                           69.625                               72.996

31                           68.255                               71.607
32                           66.867                               70.200
33                           65.462                               68.775
34                           64.042                               67.337
35                           62.609                               65.884
36                           61.161                               64.417
37                           59.699                               62.935
38                           58.218                               61.435
39                           56.723                               59.921
40                           55.213                               58.391
41                           53.685                               56.844
42                           52.141                               55.281
43                           50.583                               53.703
44                           49.006                               52.107
45                           47.409                               50.491
46                           45.801                               48.863
47                           44.179                               47.222
48                           42.544                               45.568
49                           40.895                               43.900

50                           39.229                               42.214
51                           37.549                               40.515
52                           35.856                               38.802
53                           34.144                               37.071
54                           32.419                               35.327

55                           30.788                               33.677
56                           29.194                               32.064
57                           27.601                               30.451
58                           26.008                               28.838
59                           24.414                               27.226
60                           22.821                               25.613

*The Stipulated Loss Value or Termination Value for any unit of Equipment shall be the Capitalized Lessor's Cost of such unit multiplied by the appropriate percentage derived from the above table. In the event that the Lease is for any reason extended, then the last percentage figure shown above shall control throughout any such extended term.

G. Modifications and Additions for This Schedule Only

For purposes of this Schedule only, the Agreement is amended as follows:

1. The LEASING Section subsection (b) of the Lease is hereby deleted in its entirety and the following substituted in its stead:

b) The obligation of Lessor to purchase the Equipment from Lessee and to lease the same to Lessee shall be subject to receipt by Lessor, on or prior to the earlier of the Lease Commencement Date or Last Delivery Date therefor, of each of the following documents in form and substance satisfactory to Lessor: (i) a Schedule for the Equipment, (ii) evidence of insurance which complies with the requirements of the INSURANCE

Section of the Lease, and (iii) such other documents as Lessor may reasonably request. Once the Schedule is signed, the Lessee may not cancel the Lease.

2. The DELIVERY, USE AND OPERATION Section subsection (a) of the Lease shall be deleted and the following substituted in its stead:

The parties acknowledge that this is a sale/leaseback transaction and the Equipment is in Lessee's possession as of the Lease Commencement Date.

3. BILL OF SALE

Lessee, in consideration of the Lessor's payment of the amount set forth in B2. above, which includes any applicable sales taxes (which payment Lessee acknowledges), hereby grants, sells, assigns, transfers and delivers to Lessor the Equipment along with whatever claims and rights Seller may have against the manufacturer and/or Supplier of the Equipment, including but not limited to all warranties and representations. At Lessors request Lessee will cause Supplier to deliver to Lessor a written statement wherein the Supplier (i) consents to the assignment to Lessor of whatever claims and rights Lessee may have against Supplier, (ii) agrees not to retain any security interest, lien or other encumbrance in or upon the Equipment at any time, and to execute such documents as Lessor may request to evidence the release of any such encumbrance, and (iii) represents and warrants to Lessor (x) that Supplier has previously conveyed full title to the Equipment to Lessee, (y) that the Equipment was delivered to Lessee and installation completed, and (z) that the final purchase price of the Equipment (or a specified portion of such purchase price) has been paid by Lessee.

Lessor is purchasing the Equipment for leasing back to Lessee pursuant to the Lease. Lessee represents and warrants to Lessor that (i) Lessor will acquire by the terms of this Bill of Sale good title to the Equipment free from all liens and encumbrances whatsoever; (ii) Lessee has the right to sell the Equipment; and (iii) the Equipment has been delivered to Lessee in good order and condition, and conforms to the specifications, requirements and standards applicable thereto; and (iv) the equipment has been accurately labeled, consistent with the requirements of 40 CFR part 82 Subpart E, with respect to products manufactured with a controlled (ozone-depleting) substance.

Lessee agrees to save and hold harmless Lessor from and against any and all federal, state, municipal and local license fees and taxes of any kind or nature, including, without limiting the generality of the foregoing, any and all excise, personal property, use and sales taxes, and from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions and suits resulting therefrom and imposed upon, incurred by or asserted against Lessor as a consequence of the sale of the Equipment to Lessor.

4. ACCEPTANCE

Pursuant to the provisions of the Lease, as it relates to this Schedule, Lessee hereby certifies and warrants that (i) all Equipment listed above has been delivered and installed (if applicable); (ii) Lessee has inspected the Equipment, and all such testing as it deems necessary has been performed by Lessee, Supplier or the manufacturer; and (iii) Lessee accepts the Equipment for all purposes of the Lease, the purchase documents and all attendant documents.

Lessee does further certify that as of the date hereof (i) Lessee is not in default under the Lease; (ii) the representations and warranties made by Lessee pursuant to or under the Lease are true and correct on the date hereof and (iii) Lessee has reviewed and approves of the purchase documents for the Equipment, if any.

5. EQUIPMENT SPECIFIC PROVISIONS

MAINTENANCE PROVISIONS: In addition to the provisions provided for in the MAINTENANCE Section of the Lease, Lessee shall, at its expense:

(a) maintain the Equipment in a manner and frequency suggested by the manufacturer.

(b) maintain the Equipment in an operable state and shall not discontinue operation of the Equipment throughout the Lease term.

(c) maintain the Equipment to industry standards.

(d) maintain the Equipment in a similar manner and fashion as if the Equipment were owned by the Lessee.

(e) maintain the Equipment under a preventive maintenance program by qualified professionals who possess a working knowledge of the mechanical operation of the Equipment including electrical systems, motors, drives, controls, accessories, lubricants and all other items necessary to make the machine operate to its original manufacturer's specifications.

(f) have the Equipment meet all local, state, and federal laws, regulations and codes that regulate the use and operation of such Equipment and will not contribute to or be used in any way as to directly or indirectly violate any local, state or federal law including Food and Drug Administration and Environmental Protection Agency.

(g) maintain a maintenance log on the Equipment showing all routine and non-routine maintenance and repairs. Said log shall list in summary form maintenance, repairs or modifications performed on the Equipment, the date any and all of such service and by whom the service was performed. This log shall be made available to the Lessor at its request during normal working hours or the Lessee.

INSPECTION: The REPORTS Section subsection (c) of the Lease is deleted and replaced with the following:

(c) Lessor at its sole discretion, may from time to time, inspect the Equipment at the Lessors sole expense. If any discrepancies are found as they pertain to the general condition of the Equipment as required hereunder, the Lessor will, communicate these discrepancies to the Lessee in writing. The Lessee shall have thirty (30) days to rectify these discrepancies at his sole expense. The Lessee should pay all expenses for a re-inspection by a Lessor appointed expert if corrective measures are required.

RETURN PROVISIONS: In addition to the provisions provided for in the RETURN OF EQUIPMENT Section of the Lease, and provided that Lessee has elected not to exercise its option to purchase the Equipment, Lessee shall, at its expense:

(a) At least ninety (90) days and not more than one hundred twenty (120) days prior to lease termination: (i) ensure Equipment has been maintained, and is operating within manufacturer's specifications, as well as all local, state and federal laws and regulations, including those of the Food and Drug Administration and Environmental Protection Agency and; (ii) cause manufacturer's representative or other qualified maintenance provider, acceptable to Lessor, to perform a physical inspection and test of all the components and capabilities of the Equipment and to provide a full inspection report to Lessor.

(b) Upon lease termination: (i) fill to operation levels all internal fluids, secure filler caps, seal disconnection hoses, reinstall, and match mark all connections; (ii) have the manufacturer deinstall all equipment; (iii) properly skid and pack and transport the Equipment per the manufacturer's requirements to any location(s) within the continental United States as Lessor shall direct;
(iv) at lessor's choice, either (1) allow Lessor, at Lessor's expense, and provided Lessor has provided reasonable notice to Lessee, arrange for an on-site auction of the Equipment which will be conducted in a manner which will not interfere with Lessee's business operations, or (2) at the request of Lessor, provide safe, secure storage for the Equipment for sixty (60) days after expiration or earlier termination of the Lease at an accessible location satisfactory to Lessor.

H. Payment Authorization

You are hereby irrevocably authorized and directed to deliver and apply the proceeds due under this Schedule as follows:

Company Name                              Address                                   Amount
Fette America, Inc.                       400 Forge Way, Rockaway, NJ 07865         $372.700.00
All Fill                                  418 Creamery Way, Eaton, PA 19341         $513,894.00
Star Scientific, Inc.                     801 Liberty Way, Chester, VA              $1,292,366.26
General Electric Capital Corporation         Security Deposit                       $1,268,558.74

This authorization and direction is given pursuant to the same authority authorizing the above-mentioned financing.

Lessee hereby authorizes Lessor to file a financing statement and amendments thereto describing the Equipment described in this Schedule and adding any other collateral described herein and containing any other information required by the applicable Uniform Commercial Code. Further, Lessee irrevocably grants to Lessor the power to sign Lessee's name and generally to act on behalf of Lessee to execute and file financing statements and other documents pertaining to any or all of the Equipment.

Except as expressly modified hereby, all terms and provisions of the Agreement shall remain in full force and effect. This Schedule is not binding or effective with respect to the Agreement or Equipment until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee, respectively.

IN WITNESS WHEREOF, Lessee and Lessor have caused this Schedule to be executed by their duly authorized representatives as of the date first above written.

LESSOR:

General Electric Capital Corporation
By: Mike Caruso
Name: Mike Caruso
Title: Sr. Risk Analyst

LESSEE:

Star Scientific, Inc.
By: Christopher G. Miller
Name: Christopher G. Miller
Title: Chief Financial Officer

Exhibit 1

QUANTITY          DESCRIPTION                                                   UNIT PRICE            AMOUNT
1                 Moist Snuff Filling System to include the following
                  equipment:
                  A. Stricklin Ribbon Blender ($180.00)
                  B. Palace Pkg Unscrambler Model CB-42/P-5438
                  C. Nerak Bucket Elevator NS-P2008-2401-100
                  D. All-Fill Belt Conveyor Serial #50230-1
                  E. System Vibrator Model BF-2-AS
                  F. All-Fill Rotary Filler Serial #50230
                  G. Alpha Checkweigher Serial #195178
                  H. Goring Kerr Metal Detector Model #DSP 2SS4X3
                  I. Palace Pkg Lidder Model # CB42/P-5439
                  J. Garvey Accumulating Conveyor Series #9700
                  K. Quadrell Labeler #Q60/CG12
                  L. All-Fill 900 Conveyor (added 5/16/01) Serial #700182
                  M. EDL Shrink Wrapper System #2000 - 3071-00R

QUANTITY          DESCRIPTION                                                   UNIT PRICE            AMOUNT
1                 Complete Packaging Line for Aviva Tablets to Include the
                  Following Equipment:
                  A) Klockner Thermometer Model #1200
                  B) Scandia Cartoner Model #Ahm Serial #4558

                  C) Schroeder Case Packer Model  #2600
                  D) Revision (1) on Scandia Cartoner (3-26-01) @ $7,000
                  E) Revision (2) on Schroeder Case Packer (5-10-01) @ $14,200
                  F) Revision (3) on Schroeder Case Packer (6-27-01) @ $7,060.